Exhibit 99

ADP Reports Third Quarter Fiscal 2016 Results

  Worldwide new business bookings grew 13% for the quarter
  Revenues increased 7% to $3.2 billion, 9% on a constant dollar basis
  Diluted earnings per share from continuing operations increased 14% to $1.17
  ADP acquired 3.8 million shares of its stock for treasury at a cost of $309 million during the quarter

ROSELAND, N.J., April 28, 2016 (GLOBE NEWSWIRE) -- ADP® (Nasdaq:ADP), a leading global provider of Human Capital Management (HCM) solutions, today announced its third quarter fiscal 2016 financial results. Compared to last year’s third quarter, revenues grew 7% to $3.2 billion, 9% on a constant dollar basis. EBIT grew 9% to $806 million, 10% on a constant dollar basis. EBIT margin increased about 40 basis points in the quarter to 24.8%. Diluted earnings per share from continuing operations increased to $1.17, representing growth of 14% on a reported and constant dollar basis. This growth reflects a lower effective tax rate and fewer shares outstanding compared with last year’s third quarter.

Constant dollar, EBIT and EBIT margin are non-GAAP financial measures. For ADP’s definition of EBIT, see the paragraph “Non-GAAP Financial Information” at the end of this release. Please refer to the accompanying financial tables for a reconciliation of non-GAAP financial measures to their comparable GAAP measures.

“We are seeing continued traction for our technology solutions and our robust service offerings, as a growing number of clients adopt new applications or chose our higher-touch HR outsourcing models,” said Carlos Rodriguez, president and chief executive officer, ADP.  “While sales of additional human capital management modules that assist with the Affordable Care Act, or ACA, compliance continue to boost our performance, we are especially pleased to have seen balanced contributions to growth from across our HCM portfolio.”

“ADP’s results in the third quarter were solid and reflect investments we’ve made to support our clients through the first year of ACA compliance reporting,” said Jan Siegmund, chief financial officer, ADP.  “On a year-to-date basis, we have made substantial investments in operational resources and additional selling expenses, and have also continued our shareholder friendly actions, returning over $1.7 billion in cash through dividends and share repurchases.”

Third Quarter Fiscal 2016 Segment Results

Employer Services – Employer Services offers a comprehensive range of HCM and human resources outsourcing solutions.

  Employer Services revenues increased 5% over last year’s third quarter, 7% on a constant dollar basis.
  The number of employees on ADP clients' payrolls in the United States increased 2.5% for the third quarter when measured on a same-store-sales basis for a subset of clients ranging from small to large businesses.
  Employer Services client revenue retention declined 30 basis points compared to a year ago.
  Employer Services segment margin decreased approximately 40 basis points compared to last year’s third quarter. This decrease was primarily driven by the impact of investments made in operational resources to support new business sold.

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions through a co-employment relationship.

  PEO Services revenues increased 16% compared to last year’s third quarter.
  PEO Services segment margin increased approximately 50 basis points over last year’s third quarter, primarily driven by sales and operational efficiencies.
  Average worksite employees paid by PEO Services increased 14% for the quarter to approximately 422,000.

Interest on Funds Held for Clients

The safety, liquidity and diversification of ADP clients’ funds are the foremost objectives of the company’s investment strategy.  Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines and the credit quality of the investment portfolio is predominantly AAA/AA.

  For the third quarter, interest on funds held for clients increased 2% to $103 million from $101 million a year ago.
  Average client funds balances increased 2% in the third quarter to $26.7 billion compared to $26.2 billion a year ago.  On a constant dollar basis, average client funds balances increased 3%.
  The average interest yield on client funds remained flat in the third quarter at 1.5% when compared to a year ago.

Fiscal 2016 Outlook

ADP’s fiscal 2016 outlook excludes the impact of the first quarter gain of $29 million on the sale of the AdvancedMD business and the second quarter gain of $14 million on the sale of a building.  Adjusted amounts below exclude these two items.

ADP continues to expect growth in worldwide new business bookings of at least 12% over $1.6 billion sold in fiscal 2015.

Forecasted revenue growth remains unchanged at about 7% or about 9% on a constant dollar basis. This forecast includes an anticipated negative impact of approximately one percentage point from the sale of the AdvancedMD business.

ADP now anticipates adjusted diluted earnings per share growth of about 12% compared with our prior forecast of 11% to 13% growth.  On a constant dollar basis, adjusted diluted earnings per share is expected to increase about 13%, compared with our prior forecast of an increase of 12% to 14%.

ADP’s earnings growth forecast still assumes adjusted EBIT margin expansion of about 50 basis points from 18.8% in fiscal 2015. ADP now anticipates an adjusted effective tax rate of 33.3% compared to the prior forecasted rate of 33.7%.

Reportable Segments Fiscal 2016 Forecast

  For the Employer Services segment, ADP still anticipates revenue growth of 4% to 5%. ADP continues to expect about 7% revenue growth on a constant dollar basis. Employer Services segment margin is now expected to expand about 50 basis points compared with our prior forecast of margin expansion of about 75 basis points.
  ADP now expects pays per control to increase 2.5% for the year, as compared to the prior forecast of 2.0% to 3.0%.
  For the PEO Services segment, ADP now anticipates about 17% revenue growth compared with our prior forecast of 16% to 18%. ADP now expects segment margin expansion of up to 75 basis points compared with our prior forecast of about 50 basis points.

Client Funds Extended Investment Strategy Fiscal 2016 Forecast

The interest assumptions in our forecasts are based on Fed Funds futures contracts and forward yield curves as of April 26, 2016. The Fed Funds futures contracts used in the client short and corporate cash interest income forecasts do not anticipate an increase in the Fed Funds target rate during the remainder of the fiscal year. The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of April 26, 2016 were used to forecast new purchase rates for the client and corporate extended, and client long portfolios, respectively.

  Interest on funds held for clients is now expected to be about flat from $378 million in fiscal 2015, compared to the prior forecast of an increase of up to $5 million. This forecast is based on anticipated growth in average client funds balances of 3%, to about $22.4 billion, compared to our prior forecast of 2% to 4% growth. On a constant dollar basis, average client funds balances are expected to grow 4%. This forecast assumes an average yield of 1.7%, which is anticipated to be flat compared to fiscal 2015.
  Consistent with the previous forecast, the total contribution from the client funds extended investment strategy is expected to be about flat compared to last year.

Investor Webcast Today

ADP will host a conference call for financial analysts today, Thursday, April 28, 2016 at 8:30 a.m. EDT. The conference call will be webcast live on ADP’s website at investors.adp.com and will be available for replay following the call. A slide presentation will be available shortly before the webcast.

Supplemental financial information including schedules of quarterly and full year reportable segment revenues and earnings for fiscal years 2014 and 2015 and the first three quarters of fiscal 2016, as well as details of the first three quarters of fiscal 2016 results from the client funds extended investment strategy, are posted to ADP’s website at investors.adp.com. ADP news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

Non-GAAP Financial Information
The company has presented certain financial data that are considered non-GAAP financial measures and are reconciled to their comparable GAAP measures in the accompanying financial tables. The EBIT performance measures include interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy.  ADP believes these amounts to be fundamental to the underlying operations of our business model.  ADP’s calculation of EBIT may differ from similarly titled measures used by other companies.

The presentation of growth rates on a constant dollar basis represent a non-GAAP measure and are calculated by restating current period results into U.S. dollars using the comparable prior period’s exchange rates.

About ADP (Nasdaq:ADP)
Powerful technology plus a human touch.  Companies of all types and sizes around the world rely on ADP’s cloud software and expert insights to help unlock the potential of their people. HR. Talent. Benefits. Payroll. Compliance. Working together to build a better workforce. For more information, visit ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$2,283.8	$2,178.3	$6,196.6	$6,003.3
Interest on funds held for clients	102.8	101.3	280.0	282.3
PEO revenues (A)	862.0	744.7	2,292.9	1,958.4
Total revenues	3,248.6	3,024.3	8,769.5	8,244.0

Expenses:
Costs of revenues:
Operating expenses	1,611.6	1,482.6	4,530.9	4,227.6
Systems development & programming costs	147.3	149.5	453.0	442.9
Depreciation & amortization	53.8	52.2	157.8	155.4
Total costs of revenues	1,812.7	1,684.3	5,141.7	4,825.9

Selling, general & administrative expenses	634.4	607.2	1,866.7	1,771.7
Interest expense	16.3	0.8	38.1	4.9
Total expenses	2,463.4	2,292.3	7,046.5	6,602.5

Other income, net	(9.6)	(7.9)	(84.7)	(47.6)

Earnings from continuing operations before income taxes	794.8	739.9	1,807.7	1,689.1

Provision for income taxes	262.3	249.6	596.3	569.6

Net earnings from continuing operations	$532.5	$490.3	$1,211.4	$1,119.5

Earnings from discontinued operations before income taxes	—	0.3	(1.4)	67.8

Provision for income taxes	—	1.0	(0.5)	71.0

Net earnings from discontinued operations	$—	$(0.7)	$(0.9)	$(3.2)

Net earnings	$532.5	$489.6	$1,210.5	$1,116.3

Basic earnings per share from continuing operations	$1.17	$1.04	$2.64	$2.36
Basic earnings per share from discontinued operations	—	—	—	(0.01)
Basic earnings per share	$1.17	$1.04	$2.64	$2.35

Diluted earnings per share from continuing operations	$1.17	$1.03	$2.63	$2.34
Diluted earnings per share from discontinued operations	—	—	—	(0.01)
Diluted earnings per share	$1.17	$1.03	$2.63	$2.33

Dividends declared per common share	$0.530	$0.490	$1.550	$1.460

Components of Other income, net:
Interest income on corporate funds	$(9.7)	$(7.2)	$(45.6)	$(43.9)
Realized gains on available-for-sale securities	(2.0)	(1.0)	(3.5)	(3.6)
Realized losses on available-for-sale securities	2.1	0.3	7.4	1.3
Gain on sale of notes receivable	—	—	—	(1.4)
Gain on sale of business	—	—	(29.1)	—
Gain on sale of building	—	—	(13.9)	—
Total other income, net	$(9.6)	$(7.9)	$(84.7)	$(47.6)

(A) Professional Employer Organization (“PEO”) revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes of $8,374.8 million and $7,018.9 million for the three months ended March 31, 2016 and 2015, respectively, and $23,613.0 million and $19,972.5 million for the nine months ended March 31, 2016 and 2015, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)
	March 31,	June 30,
	2016	2015
Assets
Cash and cash equivalents/Short-term marketable securities	$2,965.1	$1,665.9
Other current assets	2,802.4	2,278.0
Total current assets before funds held for clients	5,767.5	3,943.9
Funds held for clients	41,051.5	24,865.3
Total current assets	46,819.0	28,809.2

Long-term marketable securities	7.8	28.9
Property, plant and equipment, net	668.8	672.7
Other non-current assets	3,630.0	3,599.7
Total assets	$51,125.6	$33,110.5

Liabilities and Stockholders' Equity
Other current liabilities	$2,569.1	$2,463.2
Client funds obligations	40,681.3	24,650.5
Total current liabilities	43,250.4	27,113.7

Long-term debt	2,007.7	9.2
Other non-current liabilities	1,364.3	1,179.1
Total liabilities	46,622.4	28,302.0

Total stockholders' equity	4,503.2	4,808.5
Total liabilities and stockholders' equity	$51,125.6	$33,110.5

Automatic Data Processing, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(In millions)
(Unaudited)	Nine Months Ended
	March 31,
	2016	2015
Cash Flows from Operating Activities:
Net earnings	$1,210.5	$1,116.3
Adjustments to reconcile net earnings to cash flows provided by operating activities	377.3	313.6
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures of businesses	(387.0)	(189.1)
Proceeds from the sale of notes receivable	—	226.7
Operating activities of discontinued operations	—	(3.3)
Net cash flows provided by operating activities	1,200.8	1,464.2

Cash Flows from Investing Activities:
Purchases and proceeds from corporate and client funds marketable securities	(179.7)	(748.7)
Net increase in restricted cash and cash equivalents held to satisfy client funds obligations	(15,969.9)	(7,133.3)
Capital expenditures	(127.6)	(107.5)
Additions to intangibles	(160.1)	(131.6)
Dividend received from CDK Global, Inc., net of cash retained	—	645.0
Other investing activities	177.9	15.5
Investing activities of discontinued operations	—	(15.9)
Net cash flows used in investing activities	(16,259.4)	(7,476.5)

Cash Flows from Financing Activities:
Net increase in client funds obligations	16,098.1	9,811.3
Net proceeds from debt issuance	1,998.3	—
Repurchases of common stock	(1,091.0)	(1,127.7)
Dividends paid	(701.2)	(696.2)
Net repayments of commercial paper borrowings	—	(2,173.0)
Other financing activities	62.0	133.9
Financing activities of discontinued operations	—	1.5
Net cash flows provided by financing activities	16,366.2	5,949.8

Effect of exchange rate changes on cash and cash equivalents	(5.5)	(112.5)

Net change in cash and cash equivalents	1,302.1	(175.0)

Cash and cash equivalents, beginning of period	1,639.3	1,983.6
Cash and cash equivalents, end of period	2,941.4	1,808.6
Less cash and cash equivalents of discontinued operations, end of period	—	2.9
Cash and cash equivalents of continuing operations, end of period	$2,941.4	$1,805.7

Supplemental disclosures of cash flow information:
Cash paid for interest	$34.0	$4.4
Cash paid for income taxes, net of income tax refunds	$420.3	$546.0

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)	Three Months Ended		% Change
	March 31,		As	Constant
	2016	2015	Reported	Dollar Basis
Revenues from continuing operations
Employer Services	$2,576.7	$2,446.4	5%	7%
PEO Services	866.3	748.5	16%	16%
Other	(194.4)	(170.6)	n/m	n/m
Total revenues from continuing operations	$3,248.6	$3,024.3	7%	9%

Segment earnings from continuing operations
Employer Services	$971.4	$931.3	4%	5%
PEO Services	97.9	80.5	22%	22%
Other	(274.5)	(271.9)	n/m	n/m
Total pretax earnings from continuing operations	$794.8	$739.9	7%	8%

	Three Months Ended
	March 31,
Segment margin	2016	2015	Change
Employer Services	37.7%	38.1%	(0.4)%
PEO Services	11.3%	10.8%	0.5%
Other	n/m	n/m	n/m
Total pretax margin	24.5%	24.5%	—%

	Nine Months Ended		% Change
	March 31,		As	Constant
	2016	2015	Reported	Dollar Basis
Segment revenues from continuing operations
Employer Services	$6,920.1	$6,660.0	4%	7%
PEO Services	2,305.2	1,969.2	17%	17%
Other	(455.8)	(385.2)	n/m	n/m
Total revenues from continuing operations	$8,769.5	$8,244.0	6%	8%

Segment earnings from continuing operations
Employer Services	$2,195.7	$2,135.6	3%	4%
PEO Services	280.2	226.2	24%	24%
Other	(668.2)	(672.7)	n/m	n/m
Total pretax earnings from continuing operations	$1,807.7	$1,689.1	7%	8%

	Nine Months Ended
	March 31,
Segment margin	2016	2015	Change
Employer Services	31.7%	32.1%	(0.3)%
PEO Services	12.2%	11.5%	0.7%
Other	n/m	n/m	n/m
Total pretax margin	20.6%	20.5%	0.1%

	Three Months Ended		% Change
	March 31,		As	Constant
Earnings per share information:	2016	2015	Reported	Dollar Basis
Net earnings from continuing operations	$532.5	$490.3	9%	9%
Net earnings	$532.5	$489.6	9%	9%

Basic weighted average shares outstanding	454.4	470.3	(3)%	n/a
Basic earnings per share from continuing operations	$1.17	$1.04	13%	13%
Basic earnings per share	$1.17	$1.04	13%	13%

Diluted weighted average shares outstanding	456.9	474.0	(4)%	n/a
Diluted earnings per share from continuing operations	$1.17	$1.03	14%	14%
Diluted earnings per share	$1.17	$1.03	14%	14%

	Nine Months Ended		% Change
	March 31,		As	Constant
Earnings per share information:	2016	2015	Reported	Dollar Basis
Net earnings from continuing operations	$1,211.4	$1,119.5	8%	10%
Net earnings	$1,210.5	$1,116.3	8%	10%

Basic weighted average shares outstanding	458.2	475.1	(4)%	n/a
Basic earnings per share from continuing operations	$2.64	$2.36	12%	14%
Basic earnings per share	$2.64	$2.35	12%	14%

Diluted weighted average shares outstanding	460.6	478.3	(4)%	n/a
Diluted earnings per share from continuing operations	$2.63	$2.34	12%	14%
Diluted earnings per share	$2.63	$2.33	13%	14%

	Three Months Ended
	March 31,
Key Statistics:	2016	2015
Internal revenue growth:
Employer Services	5%	5%
PEO Services	16%	15%

Internal revenue growth - Constant Dollar Basis:
Employer Services	7%	8%
PEO Services	16%	15%

Employer Services:
Change in pays per control - U.S.	2.5%	3.1%
Change in client revenue retention percentage - worldwide	(0.3) pts	(0.7) pts
Employer Services/PEO new business bookings growth - worldwide	13%	6%

PEO Services:
Paid PEO worksite employees at end of period	420,000	371,000
Average paid PEO worksite employees during the period	422,000	369,000

	Nine Months Ended
	March 31,
Key Statistics:	2016	2015
Internal revenue growth:
Employer Services	4%	5%
PEO Services	17%	17%

Internal revenue growth - Constant Dollar Basis:
Employer Services	7%	7%
PEO Services	17%	17%

Employer Services:
Change in pays per control - U.S.	2.4%	3.0%
Change in client revenue retention percentage - worldwide	(1.0) pt	0.1 pt
Employer Services/PEO new business bookings growth - worldwide	14%	11%

PEO Services:
Paid PEO worksite employees at end of period	420,000	371,000
Average paid PEO worksite employees during the period	405,000	356,000

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended
	March 31,
	2016	2015	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$2.8	$1.8	$1.0	56%
Corporate extended	1.4	1.1	0.3	27%
Total corporate	4.2	2.9	1.3	45%
Funds held for clients	26.7	26.2	0.5	2%
Total	$30.8	$29.1	$1.8	6%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.6%	0.6%
Corporate extended	1.6%	1.6%
Total corporate	0.9%	1.0%
Funds held for clients	1.5%	1.5%
Total	1.5%	1.5%

Net unrealized gain position at end of period	$371.1	$376.3

Average short-term financing (in billions):
U.S. commercial paper borrowings	$1.3	$1.0
U.S. & Canadian reverse repurchase agreement borrowings	0.1	0.1
	$1.4	$1.1

Average interest rates paid on:
U.S. commercial paper borrowings	0.4%	0.1%
U.S. & Canadian reverse repurchase agreement borrowings	0.5%	0.7%

Interest on funds held for clients	$102.8	$101.3	$1.5	2%
Corporate extended interest income (C)	5.6	4.4	1.1	26%
Corporate interest expense-short-term financing (C)	(1.4)	(0.5)	(0.9)	(172)%
	$107.0	$105.3	$1.8	2%

	Nine Months Ended
	March 31,
	2016	2015	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$2.4	$1.9	$0.6	30%
Corporate extended	3.0	2.8	0.2	7%
Total corporate	5.4	4.7	0.8	16%
Funds held for clients	22.2	21.5	0.6	3%
Total	$27.6	$26.2	$1.4	5%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.5%	0.6%
Corporate extended	1.6%	1.7%
Total corporate	1.1%	1.3%
Funds held for clients	1.7%	1.7%
Total	1.6%	1.7%

Net unrealized gain position at end of period	$371.1	$376.3

Average short-term financing (in billions):
U.S. commercial paper borrowings	$2.7	$2.4
U.S. & Canadian reverse repurchase agreement borrowings	0.3	0.4
	$3.0	$2.8

Average interest rates paid on:
U.S. commercial paper borrowings	0.2%	0.1%
U.S. & Canadian reverse repurchase agreement borrowings	0.4%	0.5%

Interest on funds held for clients	$280.0	$282.3	$(2.3)	(1)%
Corporate extended interest income (C)	36.4	35.7	0.6	2%
Corporate interest expense-short-term financing (C)	(5.0)	(3.9)	(1.2)	(30)%
	$311.3	$314.2	$(2.8)	(1)%

(C) While “Corporate extended interest income” and “Corporate interest expense-short-term financing” are non-GAAP measures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is as follows:

	Three Months Ended
	March 31,
	2016	2015

Corporate extended interest income	$5.6	$4.4
All other interest income	4.1	2.7
Total interest income on corporate funds	$9.7	$7.2

Corporate interest expense - short-term financing	$1.4	$0.5
All other interest expense	14.9	0.3
Total interest expense	$16.3	$0.8

	Nine Months Ended
	March 31,
	2016	2015

Corporate extended interest income	$36.4	$35.7
All other interest income	9.1	8.1
Total interest income on corporate funds	$45.6	$43.9

Corporate interest expense - short-term financing	$5.0	$3.9
All other interest expense	33.1	1.1
Total interest expense	$38.1	$4.9

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(in millions, except per share amounts)
(Unaudited)

Within the tables above and below, we use the term "constant dollar basis" so that certain financial measures can be viewed without the impact of foreign currency fluctuations to facilitate period-to-period comparisons of business performance. The financial results on a "constant dollar basis" are determined by calculating the current year result using foreign exchange rates consistent with the prior year. We believe "constant dollar basis" provides information that isolates the actual growth of our operations.

The following table reconciles our reported results to earnings from continuing operations before interest and income taxes (“EBIT”), which excludes certain interest amounts. The EBIT performance measure includes interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy. We believe these amounts to be fundamental to the underlying operations of our business model.

	Three Months Ended				Nine Months Ended
	March 31,		% Change		March 31,		% Change
	2016	2015	As Reported	Constant Dollar Basis	2016	2015	As Reported	Constant Dollar Basis
Earnings from continuing operations before income taxes	$794.8	$739.9	7%	8%	$1,807.7	$1,689.1	7%	8%
Adjustments:
Interest expense	14.9	0.3			33.1	1.1
Interest income	(4.1)	(2.7)			(9.1)	(8.1)
EBIT	$805.6	$737.5	9%	10%	$1,831.7	$1,682.1	9%	10%
EBIT Margin	24.8%	24.4%			20.9%	20.4%

Additionally, the following table reconciles EBIT and other financial results to adjusted results that exclude the gain on the sale of the AdvancedMD ("AMD") business and the gain on sale of a building in the nine months ended March 31, 2016. We use these adjusted results, among other measures, to evaluate our operating performance in the absence of certain items and for planning and forecasting of future periods. We believe that EBIT, adjusted EBIT, adjusted provision for income taxes, adjusted net earnings from continuing operations, adjusted diluted earnings per share ("EPS") from continuing operations, and adjusted EBIT margin provide relevant and useful information as these measures allow investors to assess our performance in a manner similar to the method used by management and improves our ability to understand and assess our operating performance against prior periods. Since these measures are not measures of performance calculated in accordance to accounting principles generally accepted in the United States of America (“U.S. GAAP”), they should not be considered in isolation from, or as substitute for, earnings from continuing operations before income taxes, provision for income taxes, net earnings from continuing operations, and diluted EPS from continuing operations, and they may not be comparable to similarly titled measures used by other companies.

	Nine Months Ended
	March 31,		% Change
	2016	2015	As Reported	Constant Dollar Basis
EBIT	$1,831.7	$1,682.1	9%	10%
Gain on sale of building	(13.9)	—
Gain on sale of AMD	(29.1)	—
Adjusted EBIT	$1,788.7	$1,682.1	6%	8%
Adjusted EBIT Margin	20.4%	20.4%

Provision for income taxes	$596.3	$569.6	5%	6%
Adjustments:
Gain on sale of building	(5.3)	—
Gain on sale of AMD	(7.3)	—
Adjusted provision for income taxes	$583.7	$569.6	2%	4%

Net earnings from continuing operations	$1,211.4	$1,119.5	8%	10%
Adjustments:
Gain on sale of building	(13.9)	—
Gain on sale of AMD	(29.1)	—
Provision for income taxes on gain on sale of building	5.3	—
Provision for income taxes on gain on sale of AMD	7.3	—
Adjusted net earnings from continuing operations	$1,181.0	$1,119.5	5%	7%

Diluted earnings per share from continuing operations	$2.63	$2.34	12%	14%
Adjustments:
Gain on sale of building	(0.02)	—
Gain on sale of AMD	(0.05)	—
Adjusted diluted earnings per share from continuing operations	$2.56	$2.34	9%	11%

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